REVOLVING LINE OF CREDIT NOTE


$1,000,000.00                                                   Phoenix, Arizona
                                                               December 11, 1996

         FOR VALUE RECEIVED, the undersigned STRATFORD AMERICAN CORPORATION, an Arizona corporation, and STRATFORD AMERICAN CAR RENTAL SYSTEMS, INC., an Arizona corporation (collectively, individually, jointly and severally, the "Borrower"),promises to pay to the order of IMPERIAL BANK ("Bank") at its office at Lending Services, No. 2560, 9920 South La Cienega Boulevard, Inglewood, California 90301, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Dollars ($1,000,000.00), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement (computed on the basis of a 360-day year, actual days elapsed) at a fluctuating rate per annum one and one-half percent (1.50%) above the Prime Rate in effect from time to time.

A.       DEFINITIONS:

         As used herein, the following terms shall have the meanings set forth after each:

         1. "Business Day" means any day except a Saturday, Sunday or any other day designated as a holiday under Federal or Arizona statute or regulation.

         2. "Prime Rate" means at any time the rate of interest most recently announced within Bank at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate.

B.       INTEREST; PRINCIPAL; LATE CHARGE:

         1. Payment of Interest/Principal. Interest accrued on this Note shall be payable on the first day of each month, commencing January, 1997. In addition, Borrower shall make such principal payments as set forth in Section 1.2(c) of the Credit Agreement.

         2. Default Interest. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to five percent (5%) above the interest rate in effect from time to time.

         3. Late Charge. If any payment of interest and/or principal is not received by the holder hereof when such payment is due, then in addition to the remedies conferred upon the holder hereof and the other loan documents, a late charge of five percent (5%) of the amount of the installment due and unpaid will be added to the delinquent amount to compensate the holder hereof for the expense of handling the delinquency for any payment past due in excess of fifteen (15) days, regardless of any notice and cure periods.

C.       BORROWING AND REPAYMENT:

         1. Borrowing and Repayment. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on December 11, 1998.

         2. Advances. Advances hereunder, to the total amount of the principal sum stated above, may be made by the holder at the oral or written request of
(a) Mel L. Shultz or David H. Eaton, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (b) any person, with respect to advances deposited to the credit of any account of any Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

         3. Application of Payments. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.

         4. Prepayment.

         (a) Borrower may prepay principal at any time, in any amount and without penalty.

D.       EVENTS OF DEFAULT:

         The occurrence of any of the following shall constitute an "Event of Default" under this Note:

         1. The failure to pay any principal, interest, fees or other charges when due hereunder or under any contract, instrument or document executed in connection with this Note and the expiration of five (5) days after written notice from Bank to Borrower of such failure.
                                       2.

         2. The filing of a petition by or against any Borrower, any guarantor of this Note or any general partner or joint venturer in any Borrower which is a partnership or a joint venture (with each such guarantor, general partner and/or joint venturer referred to herein as a "Third Party Obligor") under any provisions of the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or under any similar or other law relating to bankruptcy, insolvency, reorganization or other relief for debtors; the appointment of a receiver, trustee, custodian or liquidator of or for any part of the assets or property of any Borrower or Third Party Obligor; any Borrower or Third Party Obligor becomes insolvent, makes a general assignment for the benefit of creditors or is generally not paying its debts as they become due; or any attachment or like levy on any property of any Borrower or Third Party Obligor.

         3. The death or incapacity of any individual Borrower or Third Party Obligor, or the dissolution or liquidation of any Borrower or Third Party
Obligor which is a corporation, partnership, joint venture or other type of entity.

         4. Any default in the payment or performance of any obligation, or any defined event of default, under any provisions of any contract, instrument or document pursuant to which any Borrower or Third Party Obligor has incurred any obligation for borrowed money, any purchase obligation, or any other liability of any kind to any person or entity, including the holder, including the expiration of all applicable notice and cure periods.

         5. Any financial statement provided by any Borrower or Third Party Obligor to Bank proves false.

         6. Any sale or transfer of all or a substantial or material part of the assets of any Borrower or Third Party Obligor other than in the ordinary course of its business.

         7. Any violation or breach of any provision of, or any defined event of default under, any addendum to this Note or any loan agreement, guaranty, security agreement, deed of trust or other document executed in connection with or securing this Note, including the expiration of all applicable notice and cure periods.

E.       MISCELLANEOUS:

         1. Remedies. Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), incurred by the holder in connection with the enforcement of the
                                       3.

holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to any Borrower.

         2. Obligations Joint and Several. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

         3. Governing Law. The indebtedness evidenced hereby shall be payable in lawful money of the United States. In any action brought under or arising out of this Note, each obligor, including successor(s) or assign(s) hereby consents to the application of California law, with the exception of provisions on conflicts of laws, to the jurisdiction of any competent court within the State of California, and to service of process by any means authorized by California law.


STRATFORD AMERICAN CORPORATION,
an Arizona corporation


By: /s/ Mel L. Shultz
    -----------------------------

Title: President
      ---------------------------



STRATFORD AMERICAN CAR RENTAL
 SYSTEMS, INC., an Arizona
 corporation


By: /s/ Mel L. Shultz
    -----------------------------

Title: President
      ---------------------------
                                       4.